UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential,  for  Use of the  Commission  Only  (as  permitted  by  Rule
[ ]   14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SWIFT ENERGY COMPANY
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:
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      3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

PRELIMINARY PROXY STATEMENT

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 2001

     Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Marriott Hotel Greenspoint, 255 North Sam Houston Parkway East at the corner of Northchase Drive, Houston, Texas, on Tuesday, May 8, 2001 at 4:00 p.m. Houston time for shareholders to consider and vote upon the following proposals:

    1. To elect three members of Class II of the board of directors, positions for which A. Earl Swift, Henry C. Montgomery and Harold J. Withrow have been nominated to serve for the terms specified in the attached proxy statement or until their successors are elected and qualified;

    2. To approve the 2001 Omnibus Stock Option Plan and to ratify an amendment extending the Company's 1990 Stock Compensation Plan;

    3. To approve amending the Company's Articles of Incorporation to increase the number of authorized shares of stock from 40 million shares to 110 million shares and to conform the Articles of Incorporation to current law;

    4. To grant authority to extend the solicitation period in the event the meeting is postponed or adjourned for any reason; and

    5. Such other business as may properly be presented at the meeting, or any adjournment thereof.

     A record of shareholders has been taken as of the close of business on March 19, 2001, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 27, 2001, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas. This list will also be available at the meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD RIGHT AWAY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. A STAMPED ENVELOPE IS ENCLOSED FOR THAT PURPOSE. YOUR PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                         By Order of the Board of Directors,


                                         BRUCE H. VINCENT
                                         Secretary
April ____, 2001

                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                                 PROXY STATEMENT

     This proxy statement is mailed to shareholders commencing on or about April ____, 2001, in connection with the solicitation by the board of directors (the "Board") of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Marriott Hotel Greenspoint, 255 North Sam Houston Parkway East at the corner of Northchase Drive, Houston, Texas, on May 8, 2001 at 4:00 p.m. Houston time, and any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying notice. Management does not know of any matters other than those listed on the notice that will be presented for action at the Meeting.

     The Annual Report to Shareholders covering the fiscal year ended December 31, 2000 will be mailed to each shareholder entitled to vote at the Meeting on or before the date of mailing this proxy statement.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone. The Company does not anticipate retaining, but may decide to retain a proxy solicitor. The Company estimates the cost of retaining a proxy solicitor to be approximately $2,500.

                                QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting was the close of business on March 19, 2001. On the record date, there were 24,646,944 shares of common stock of the Company, par value $.01 per share, issued and outstanding and entitled to vote.

     Each share of common stock entitles the holder to one vote on each matter presented at the Meeting. Proxies will be voted in accordance with the directions specified thereon. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the Board for the terms indicated, for the approval of each of the proposals set forth herein and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to be voted at the Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Meeting, a majority of the votes represented at the Meeting may adjourn the Meeting from time to time without notice other than an announcement at the meeting until a quorum is present or represented. If Proposal No. 4 is approved by shareholders holding a majority of the shares entitled to vote at the Meeting, the Meeting may be adjourned to extend the solicitation period, even if a quorum is present at the Meeting. See "Proposal 4."

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Meeting, three Class II directors are to be elected for terms to expire at the 2004 Annual Meeting. There are three classes of directors and each year the directors in one of such classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. In order to be elected, each nominee for director must receive at least the number of votes equal to a majority of the shares having voting power present in person or represented by proxy at the Meeting.

     The persons named as proxies on the accompanying proxy card have been designated by the Board, and unless authority is withheld by a shareholder on a proxy card, they intend to vote for the election of all of the nominees named below to the Board. If any nominee should become unavailable or unable to serve as a director, the person named as proxies may vote for a substitute selected by them or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the Board to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    CLASS II

                                  A. Earl Swift
                               Henry C. Montgomery
                                Harold J. Withrow

     Set forth below, for information purposes only, are the names and remaining terms of the other four directors:

                                    CLASS III

                                 Virgil N. Swift
                                 G. Robert Evans

                  (Terms to expire at the 2002 Annual Meeting)

                                     CLASS I

                               Clyde W. Smith, Jr.
                                 Terry E. Swift

                  (Terms to expire at the 2003 Annual Meeting)

NOMINEES

     Set forth below is certain information, as of the date of this proxy statement, concerning the nominees for election to the Board of the Company.

     CLASS II DIRECTORS

     A. Earl Swift, 67, is Chairman of the Board of the Company and Chief Executive Officer and has served in such capacities since the Company's founding in 1979. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was appointed President. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

     Henry C. Montgomery, 65, has served as a director of the Company since 1987. Since 1980, Mr. Montgomery has been and continues to serve as the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery specializes in services for companies in transition or that are financially troubled. The following describes some of those engagements. Since January 2000, Mr. Montgomery has served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Indus International, Inc., a public company engaged in enterprise asset management systems. For eight months in 1999 he served as interim Executive Vice President of Finance and Administration and currently serves on the board of directors of Spectrian Corporation, a public company engaged in making cellular base station power amplifiers and power transistors. From November 1996 through July 1997, Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives. On November 17, 1998, SyQuest filed a petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Montgomery served, from March 1995 until mid-November 1996, as President and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry. On October 14, 1998, New Media Corporation filed a petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Montgomery currently also serves on the boards of directors of Consolidated Freightways Corporation, a trucking company, and Catalyst Semiconductor, Inc., a company that designs, develops and markets programmable, integrated circuit products.

     Harold J. Withrow, 73, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTORS.

     Set forth below, for information purposes only, is information regarding the Class III and Class I directors whose terms will expire at the annual meetings in 2002 and 2003, respectively:

     CLASS III DIRECTORS

     Virgil N. Swift, 72, has been a director of the Company since 1981 and currently serves as Vice Chairman of the Board. He acted as Executive Vice President-Business Development between November 1991 and June 30, 2000. He previously served as Executive Vice President and Chief Operating Officer from 1982 to late 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager--Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift and the uncle of Terry E. Swift.

     G. Robert Evans, 69, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He is also currently serving as a director of Consolidated Freightways Corporation, a trucking company.

     CLASS I DIRECTORS

     Clyde W. Smith,  Jr.,  52, has served as a director  of the  Company  since
1984. Since August 1997, Mr. Smith has served as President of Millennium Technology Service, a White City, Oregon based contract electronics manufacturer. He served as President of Somerset Properties, Inc., a real estate investment company, from 1985 to 1994 and as President of H&R Precision, Inc., a general contractor, from 1994 to 1997. Mr. Smith is a certified public accountant. On May 7, 1997, Mr. Smith filed a petition under Chapter 7 of the U.S. Bankruptcy Code.

     Terry E. Swift, 45, has served as a director of the Company since the 2000 annual shareholders meeting. He has served as President of the Company since November 1997. He served as Executive Vice President from 1991 to 1997 and was Chief Operating Officer from 1991 to January 2000. He served as Senior Vice President--Exploration and Joint Ventures from 1990 to 1991 and as Vice President--Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business Administration. He is the son of A. Earl Swift and the nephew of Virgil N. Swift.

COMPENSATION TO DIRECTORS

     Board members are reimbursed for travel expenses they incur in attending Board meetings. Employees of the Company are not compensated for serving as directors. During 2000, four of the nonemployee members of the Board received an aggregate amount of $12,250 for attendance at Board meetings, an annual fee of $5,000 for serving on committees of the Board, and an annual fee of $15,000 for services as a director. Virgil Swift became a nonemployee director effective June 30, 2000 and was paid, therefore, half of the foregoing amounts during 2000. Aggregate compensation paid to the five nonemployee directors during 2000 for their services as directors totaled $145,125. In 2001, each of the nonemployee directors will receive an aggregate amount of $12,250 for attendance at board meetings, an annual fee of $5,000 for serving on committees of the Board, and an annual fee of $15,000 for services as a director.

     Under the Company's 1990 Nonqualified Stock Option Plan, as amended (the "1990 Nonqualified Plan"), each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted options to purchase 5,000 shares of the Company's common stock. The 1990 Nonqualified Plan permits each nonemployee director to hold a maximum of 60,000 options to purchase shares of common stock, which maximum increased to 66,000 due to a 10% stock dividend declared October 1, 1997. Also as a result of the stock dividend, the number of shares underlying all options held by each of the nonemployee directors increased by 10% with a commensurate 10% decrease in the option exercise price.

     Four of the nonemployee directors exercised options during the year ended December 31, 2000, acquiring an aggregate of 52,912 shares of the Company's common stock.

     The following table presents information as of December 31, 2000, regarding the total number of unexercised options held by the nonemployee directors under the 1990 Nonqualified Plan. Each of the four nonemployee directors who were directors in May 2000 received an annual grant of options for 5,000 shares in May 2000, at an exercise price of $21.75. Virgil Swift was an employee director at that time and therefore did not receive an annual grant. In 2001, each of the five nonemployee directors will receive options to purchase 5,000 additional shares under the 1990 Nonqualified Plan, on the day following the 2001 Meeting.

                          NONEMPLOYEE DIRECTOR OPTIONS

                                DECEMBER 31, 2000
                                                                                 SHARES OF COMMON STOCK
                                                                         UNDERLYING UNEXERCISED OPTIONS GRANTED
                    NAME                                                      UNDER 1990 NONQUALIFIED PLAN
---------------------------------------------                     ----------------------------------------------------

G. Robert Evans                                                                          48,100

Henry C. Montgomery                                                                      23,300

Clyde W. Smith, Jr.                                                                      41,500

Harold J. Withrow                                                                        54,810
Virgil N. Swift                                                                            -

     For the number of options exercisable within 60 days of February 1, 2001 by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

     Since July 2000, Mr. Virgil Swift has received compensation pursuant to a consulting agreement. Under his consulting agreement, Mr. Swift is paid $5,000 per month for providing advisory services to key employees, officers and directors especially in the area of the Company's New Zealand oil and gas exploration and production operations and as otherwise requested by the Chairman of the Board and the President. The consulting agreement is terminable by either party without cause upon two weeks written notice. During the term of the consulting agreement, upon a change of control, all outstanding stock options held by Mr. Swift will become 100% vested.

MEETINGS OF THE BOARD

     During 2000, the Board met on thirteen occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 2000, each director attended at least 75% of the aggregate of
(i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he served.

COMMITTEES OF THE BOARD

     The Board of the Company has established the following standing committees:
Audit, Nominating and Corporate Governance, Compensation, Conflicts of Interest, Executive and Special Transactions Committees. Descriptions of the functions of the Audit, the Nominating and Corporate Governance and the Compensation Committees are set forth below.

     AUDIT COMMITTEE. The New York Stock Exchange (the "NYSE") has established standards, which have been accepted by the Securities and Exchange Commission (the "SEC"), with respect to independence and financial experience of the members of audit committees. The NYSE standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must have past employment experience in finance or accounting or other comparable experience or background such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Swift Audit Committee satisfy the NYSE criteria for both independence and experience.

     The Audit Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board and attached hereto as Annex A. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below. Messrs. Montgomery, Smith and Evans are members of the Audit Committee, which held five meetings in 2000.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee reviews the performance of directors and recommends persons to be management's nominees for directorships. The Nominating and Corporate Governance Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See "Shareholder Proposals" herein. This committee also reviews corporate governance duties and procedures and, where necessary, recommends changes to the Board. Messrs. Evans, Smith and Withrow are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 2000.

     COMPENSATION COMMITTEE. The Compensation Committee at all times is comprised of at least three directors who are "nonemployee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommendations regarding the compensation levels of the Company's executive officers. Messrs. Smith, Montgomery and Withrow are members of the Compensation Committee, which held six meetings in 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC, the NYSE and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 2000, and ending December 31, 2000, and Forms 5 furnished to the Company with respect to such fiscal year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements except as follows: The Company named Mr. Victor Moran Senior Vice President of Energy Marketing and Business Development effective August 1, 2000. The filing of the

Form 3 stating his beneficial ownership of securities of the Company as of August 1, 2000, due to an oversight, was not filed with the SEC on January 10, 2001. Mr. Harold Withrow amended his Form 4 for the month of May 2000 to report two purchases of shares by his wife which were not included in his original timely filed Form 4. Mr. Joseph A. D'Amico filed a Form 4 for the month of November 2000 to report five open market sales. However, the filing of his Form 4 was delayed one day and was received at the SEC one day late for the filing deadline for November transactions.


                                   PROPOSAL 2
                            TO APPROVE THE COMPANY'S
                         2001 OMNIBUS STOCK COMPENSATION
                    PLAN AND TO RATIFY AN AMENDMENT EXTENDING
                        THE 1990 STOCK COMPENSATION PLAN

2001 OMNIBUS STOCK COMPENSATION PLAN

     On February 20, 2001 the Board, subject to approval by the shareholders of the Company, adopted the 2001 Omnibus Stock Compensation Plan (the "2001 Plan") attached hereto as Annex B to replace the 1990 Stock Compensation Plan (the "1990 Plan"). The ability to grant options under the 1990 Plan has expired under its original term during 2000. An aggregate of 3.5 million shares of the Company's common stock will be reserved for awards under the 2001 Plan, which represents approximately 14.2% of the Company's issued and outstanding shares as of February 1, 2001. The purpose of the 2001 Plan is to promote and advance the interests of the Company by aiding the Company in hiring, retaining and rewarding qualified employees, and increasing managerial and key employees' interest in the growth and financial success of the Company by offering stock options and stock and cash bonus incentives based on performance. Copies of the 2001 Plan as filed with the SEC may be obtained without charge by writing to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, Attention:
Nancy Schlottman, or calling (281) 874- 2700.

     The Company does not intend to grant any further options under the 1990 Plan which the 2001 Plan is replacing; however, the 1990 Plan remains in effect solely for the purpose of allowing the exercise of all stock options granted under that plan. For additional information on the 1990 Plan, see "Executive Officers--Benefit Plans --" and "--1990 Incentive Stock Option Plan" below.

SUMMARY OF THE 2001 PLAN

     The 2001 Plan authorizes the Company to grant various awards ("Awards") to officers and other key employees of the Company or its subsidiaries, including incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), "reload" options ("Reload Options"), deferred compensation stock options ("DCSOs"), stock appreciation rights ("SARs"), restricted stock grants ("Restricted Stock Grants"), restricted unit grants ("Restricted Unit Grants") and performance bonus awards ("Performance Bonus Awards").

     Administration. The Compensation Committee of the Board (the "Compensation Committee") will have sole authority to construe and interpret the 2001 Plan, to select participants ("Participants"), to grant Awards and to establish the terms and conditions of Awards. Members of the Compensation Committee are not eligible to receive Awards under the 2001 Plan or the 1990 Plan.

     Eligibility. Any employee of the Company or its subsidiaries, including, without limitation, any officer, employee-director, or consultants employed by the Company, are eligible to receive Awards under the 2001 Plan. Nonemployee directors are not eligible to participate in the 2001 Plan. The 2001 Plan sets forth various restrictions upon exercise of Awards following the death, disability or termination of a Participant.

     Shares Subject to 2001 Plan. The maximum number of shares of common stock in respect of which Awards may be granted under the 2001 Plan (the "Plan Maximum") is 3.5 million, subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation or other change in capitalization of the Company affecting its common stock.

     Term. The 2001 Plan will terminate on December 31, 2010 unless sooner terminated by the Board, except with respect to Awards then outstanding.

     Amendment. The Board may amend the 2001 Plan at any time, except that (i) the Board must obtain shareholder approval to make any amendment to the 2001 Plan that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements or materially decrease the benefits accruing to Participants under the 2001 Plan, and (ii) certain amendments are altogether prohibited (e.g., any amendment that would impair a Participant's vested rights).

     Change of Control. In the event of a change of control of the Company as a result of a tender offer, contested election, business combination, or other related events described in the 2001 Plan, all stock options and SARs outstanding shall become fully exercisable (other than certain options granted within a year prior to the change of control), and all restrictions and conditions of Restricted Stock Grants and Restricted Unit Grants outstanding shall be deemed to be satisfied, unless the Board expressly provides otherwise.

     A "change of control" occurs upon: (i) any person or group becoming the beneficial owner of shares with 40% or more of the votes that may be cast for the election of directors; (ii) persons who were directors of the Company immediately prior to a cash tender offer, exchange offer, merger, sale of assets or contested election, cease to constitute a majority of the Board; (iii) the shareholders of the Company approve a transaction in which the Company ceases to be an independent publicly owned corporation or approve sale of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

     Incentive Stock Options.  Options designated as ISOs, within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), together with the regulations promulgated thereunder, may be granted under the 2001 Plan up to the Plan Maximum. The aggregate fair market value of the common stock (under all of the stock option plans of the Company or its Subsidiaries) in respect of which ISOs are first exercisable by any Participant during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000, or such other limit as may be imposed by the Code. ISOs shall be exercisable for such periods as the Compensation Committee shall determine, but in no event for a period exceeding ten years or, for Participants who own more than ten percent (10%) of the voting power of all classes of stock of the Company, five years.

     Nonqualified Stock Options. NSOs may be granted for a stated number of shares of common stock and will be exercisable for such period or periods as the Compensation Committee shall determine.

     Exercisability. ISOs and NSOs will become exercisable in installments as determined by the Compensation Committee in its sole discretion, although it is generally anticipated that such options may be exercised as to 20% installments on each of the first five anniversary dates of the date of grant or such other period as may be designated by the Compensation Committee. The exercise price for options may be paid in cash or by delivery of shares of common stock already owned by the Participant for more than six months and having a market value equal to the exercise price.

     Reload Options. Under the 2001 Plan, whenever a Participant holding an ISO or NSO exercises an option (the "Original Option") and pays the exercise price by tendering shares of common stock (a "stock- for-stock exercise"), the Company may grant a "Reload Option" to the Participant which entitles the holder thereof to exercise an option to purchase the exact number of shares tendered in the stock-for-stock exercise at an exercise price equal to the fair market value of such shares at the date of exercise of the Original Option. Reload Options may be granted on the exercise of Original Options as well as on the exercise of Reload Options. Reload Options are not exercisable after the later of the expiration of the option term of the Original Option or two years following the date of grant of the Reload Option, and in no event more than 10 years following the date of grant of the Original Option. Except as described above, the terms and conditions of Reload Options will be identical to the terms and conditions of the related Original Options. Reload Options are designed to encourage stock-for-stock exercises by Participants. When a Reload Option is granted to a Participant, the Participant may make a stock-for-stock exercise without necessarily suffering a dilution in percentage ownership of the Company's common stock. At the same time, the Participant will be able to participate fully in any future appreciation in the Company's common stock, as if the Original Option had been exercised for cash.

     Deferred Compensation Stock Options. DCSOs are designed to provide a means by which compensation payments can be deferred to future dates. Deferred compensation may include amounts awarded under the 2001 Plan or any other compensation plan or program of the Company. The number of shares subject to a DCSO will be determined by the Compensation Committee using the following formula:

         AMOUNT OF COMPENSATION TO BE DEFERRED
         ---------------------------------------        =         Number of
             FMV - STOCK OPTION EXERCISE PRICE                    Option Shares

The "fair market value" of a share of the Company's common stock shall mean, on any given date, the highest closing price of the common stock on any established national exchange or exchanges. DCSOs will be exercisable for such period or periods as the Compensation Committee shall determine.

     Option Exercise Prices. NSOs and DCSOs may be issued at any exercise price that the Compensation Committee shall determine. The exercise price of an ISO shall be at least one hundred percent (100% ) of the fair market value of the common stock on the date of grant and at least one hundred ten percent (110% ) of the fair market value of the common stock on the date of grant to Ten Percent shareholders.

     Stock Appreciation Rights. Under the 2001 Plan, the Compensation Committee may grant an Award of SARs that entitle a Participant to receive an amount in cash, shares of common stock, DCSOs, or any combination thereof, that is determined by multiplying the number of shares of common stock as to which the SAR is being exercised by an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant. The Compensation Committee may establish procedures for exercise and restrictions regarding the dates on which SARs may be exercised, but in no event will SARs be exercisable before the first anniversary date of the date of grant.

     Stock Grants, Restricted Stock Grants and Restricted Unit Grants. The Compensation Committee may in its discretion grant shares of common stock to a Participant with or without restrictions, vesting requirements or other conditions. A Restricted Stock Grant is an Award of shares of the Company's common stock that does not vest until certain conditions established by the

Compensation Committee have been satisfied. At a minimum, the Participant shall be required to provide services to the Company for a period of at least one year from the date of the Award ("Restriction Period"). A Restricted Unit Grant is an Award of "units" subject to similar vesting conditions, each unit having a value equal either to a share of common stock or the amount by which a share of common stock appreciates in value between the date of grant and the date at which any restrictions lapse. During the Restriction Period, a Participant may vote and receive dividends on the shares of common stock awarded pursuant to a Restricted Stock Grant, but may not sell, assign, transfer, pledge or otherwise encumber such shares. When the Restriction Period expires or the restriction with respect to installments of shares lapses, the Participant is entitled to receive (i) with respect to a Restricted Stock Grant, shares of common stock free and clear of restrictions on sale, assignment, transfer, pledge or other encumbrances, or
(ii) with respect to a Restricted Unit Grant, payment for the value of the units.

     Performance Bonus Awards. The Compensation Committee in its discretion may award Participants a Performance Bonus Award, in the form of cash or shares of common stock, or a combination thereof, on such terms and conditions as the Compensation Committee shall designate. Performance Bonus Awards will be based in part upon evaluation of a variety of performance factors applicable to the Company as a whole for a calendar year ("Performance Factors"). The Performance Factors may be changed from year to year by the Compensation Committee as the Compensation Committee deems advisable. Currently, the 2001 Plan includes as Performance Factors (i) annual increases in earnings per share for the Company,
(ii) annual increases in the Company's cash flow per share, (iii) annual increases in the volume of the Company's proved oil and gas reserves, and (iv) annual increases in the volume of the Company's probable oil and gas reserves. The balance of bonuses will be based upon an individual employee's performance for the year ("Individual Factors"). The Individual Factors will be based upon:
(i) the individual's performance in achieving either the Company's overall strategic objectives or the objectives of the individual's department or group within the Company and (2) upon the Compensation Committee's determination, in its discretion, of the extent to which the Participant's individual performance merits a bonus. The Compensation Committee will use the Performance Factors and Individual Factors to determine a Participant's Performance Bonus Award. The above-described factors for calculating Performance Bonus Awards may be adjusted by the Compensation Committee on the basis of such factors as it shall deem relevant.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2001 PLAN

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to Awards granted under the 2001 Plan as of the date of this proxy statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     Grant of Incentive Stock Options and Stock Appreciation Rights. A Participant will not recognize any taxable income at the time an ISO or an SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

     Exercise of Incentive Stock Options and Disposition of Common Stock Received upon Exercise. No income will be recognized by a Participant exercising an ISO at the time of exercise. If an ISO Participant holds the shares received from the exercise of an ISO for the longer of two years after the date such option was granted or one year after the acquisition of the shares pursuant to such option, the difference between the exercise price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction with respect to that amount. If the shares acquired pursuant to the exercise of an ISO are disposed of by a Participant prior to either of these dates, the Participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the exercise price. Correspondingly, the Company will usually be allowed a federal income tax deduction equal to that amount.

     Alternative Minimum Tax. The difference between the exercise price and fair market value of shares received from the exercise of an ISO is generally an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT, imposed to the extent it exceeds the taxpayer's regular tax, is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. Whether AMT applies to particular Participants depends on their individual circumstances.

     Nonqualified Stock Options and Deferred Compensation Stock Options. A Participant will generally not recognize any taxable income at the time a NSO or DCSO is granted, and the Company will not be entitled to a federal income tax deduction at that time. However, because NSOs and DCSOs may be granted by the Compensation Committee at exercise prices substantially below the fair market value of the common stock of the Company on the date the option is granted, the IRS might take the position under certain circumstances that income is recognized at the time such options are granted, equal to the amount of the "discount" at which the NSO or DCSO was granted.

     If NSOs or DCSOs are granted at an exercise price equal to the fair market value of the common stock at the date granted, taxable ordinary income will be recognized by the Participant at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the exercise price. The Company will usually be allowed a federal income tax deduction equal to the ordinary income attributable to the exercising Participant. The Participant will generally recognize a taxable capital gain or loss upon the subsequent sale of such shares.

     In the case of NSOs and DCSOs which are issued at an option price that is less than the fair market value of the common stock subject to such option on the date it is granted to a Participant, the same rules should apply, unless the IRS takes the position that such "discount" options may under certain circumstances be subject to tax at the time granted to a Participant.

     Stock Appreciation Rights. Upon the exercise of a SAR, the Participant will realize taxable ordinary income on the fair market value of the payment received from the Company, and the Company generally will be allowed a corresponding federal income tax deduction at that time. The Participant's basis in any shares of common stock acquired will be equal to the amount of income upon which the Participant was taxed. Upon any subsequent disposition of such shares, any gain or loss realized will be a capital gain or loss.

     Restricted Stock Grants and Restricted Unit Grants. Unless a Participant makes a tax election under Section 83(b), a Participant receiving a Restricted Stock Grant or a Restricted Unit Grant (collectively "Restricted Awards") will not recognize income and the Company will not be allowed a deduction at the time such Restricted Award is granted. When the restrictions on a Restricted Award terminate or lapse, the excess of the fair market value of the Restricted Award on the date the restrictions terminate or lapse over the amount paid by the Participant, or the base value of the Restricted Award at the time of grant as determined by the Compensation Committee will be taxable as ordinary income to the Participant and will be allowed as a federal income tax deduction to the Company. Upon a subsequent disposition of shares received from a Restricted Award, the gain or loss recognized by the Participant will be treated as capital gain or loss. By filing a Section 83(b) election, the amount of a Participant's ordinary income, the commencement of the holding period and the Company's deduction will be determined as of the date of the grant.

     Performance Bonus Awards. A Participant receiving a Performance Bonus Award will recognize ordinary income, and the Company will be allowed a corresponding deduction at the time such Award is granted.

     Change of Control. Some Awards that become payable solely because of a change of control of the Company as a result of a tender offer, contested election, business combination or related events may constitute excess parachute payments under Section 280G of the Code. Amounts generally would be treated as "Excess Parachute Payments" to the extent they exceed 300% of the Participant's average annual compensation for the five years preceding the change of control. Amounts treated as Excess Parachute Payments cannot be deducted by the Company and the Participant is subject to a 20% excise tax on such amounts received.

     Special Rules. To the extent a Participant pays all or part of the exercise price of an NSO or DCSO by tendering shares of common stock previously owned by the Participant, the tax consequences described above generally would apply. However, the number of shares received upon exercise of such option equal to the number of shares surrendered in payment of the exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of the exercise.

     To the extent a Participant pays all or part of the exercise price of an ISO by tendering previously acquired common stock owned by such Participant, the tax consequences described above generally will apply to such exchange. However, if a Participant exercises an ISO by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements described above have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the Participant may recognize ordinary income at that time.

     If a Participant subject to Section 16(b) of the Exchange Act receives shares of common stock upon the exercise of an Award, other than an ISO, Section 83 of the Code defers recognition of income until six months after the date of exercise, unless the Participant elects to have the shares valued at the date of exercise. Absent such election, taxable ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the shares at the end of the six month deferral period.

     The grant, receipt and exercise of Reload Options will be treated for federal income tax purposes in the same manner as the underlying option for which the Reload Option was granted.

     Withholding Taxes. In general, withholding taxes must be paid whenever ordinary income to the Participant is recognized for federal income tax purposes. For example, withholding taxes must be paid at the time of exercise of any NSO or DCSO, Performance Bonus Award or SAR. Withholding taxes must also be paid in respect of any Restricted Stock Grant or Restricted Unit Grant when the restrictions thereon lapse, terminate or are removed. Similarly, withholding taxes must be paid in the case of a disqualifying disposition of an ISO.

AMENDMENT EXTENDING THE 1990 STOCK COMPENSATION PLAN

     When the 1990 Stock Compensation Plan approved by shareholders over ten years ago initially expired April 1, 2000, 291,728 shares of Common Stock remained available for the grant of options under the 1990 Plan. In conjunction with its 2000 annual meeting, the Board determined to extend the expiration date of the 1990 Plan until December 31, 2000. As the shares reserved under the 1990 Plan had been approved by the Company's shareholders, and given the focus of the Company and its Board upon Company operations and the management transition made in the summer of 2000, the Board wished to defer consideration of the terms of a new option plan until 2001. The approval by shareholders of the amendment, attached as Annex C, extending the term of the 1990 Plan will have the effect of making the 107,080 options granted to employees of the Company during the eight month extension period incentive stock options, with the advantageous tax treatment afforded incentive stock options. At December 31, 2000, 184,648 shares of common stock remained reserved and unused for options granted under the 1990 Plan and will no longer be available for grants of options in the future.

BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares represented at the 2001 Annual Meeting of Shareholders in person or by proxy is needed to approve the 2001 Plan and the amendment to the 1990 Plan. The Board believes that such approval is essential to enable the Company to continue to attract and retain qualified employees in an extremely competitive labor market. As of December 31, 2000, options to purchase 2,076,593 shares of the Company's common stock were outstanding under the Company's incentive stock option plans. The Company's 50 most senior managerial, technical and supervisory employees have been employed by the Company for an average of approximately 11.3 years. Management believes that the approval of the proposed 2001Plan will contribute to the continuation of the Company's history of employee longevity, as the Company's stock option plans have done in the past.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 2001 PLAN AND RATIFICATION OF THE AMENDMENT EXTENDING THE 1990 PLAN.

                                   PROPOSAL 3
                        INCREASE THE NUMBER OF SHARES OF
                          AUTHORIZED STOCK AND CONFORM
                  THE ARTICLES OF INCORPORATION TO CURRENT LAW

     The number of authorized shares of common stock and preferred stock of the Company has not been increased since 1981. Currently, the Articles of Incorporation authorize the issuance of 35 million shares of common stock and five million shares of preferred stock. As of the record date, a total of approximately 27,650,000 shares of common stock are either issued and outstanding or reserved for issuance under employee benefit and incentive plans. The rate of issuance has increased as the Company has grown and will continue to do so. To illustrate, since 1995, the Company has conducted two public offerings, issued shares upon conversion of two issues of public debt and declared a 10% stock dividend. The Company also reserved shares for issuance pursuant to stock option grants during that period. As a result, in the past six years of the Company's 21 years of existence, the Company has issued or reserved for issuance a total of approximately 19 million shares of common stock, or almost 70% of the shares issued throughout the Company's history. The need to increase equity capitalization is typically to be expected with this rate of growth. Thus, the more the Company grows, the faster it needs increased capital and therefore, more authorized shares. The Board is proposing to increase the number of shares of authorized common stock to 100 million shares and the authorized preferred stock to 10 million shares. The Board believes that the availability of such shares will provide the flexibility needed to grow the Company by enabling the Board to act, without incurring the delay or expense of a shareholders meeting, except as may be required by law, regulation or NYSE rule. The purposes for stock issuances could include, among other things, the issuance of stock to obtain additional capital funds, the purchase of property, the acquisition by the Company of other companies, the use of additional shares for various stock compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes.

     The issuance of additional shares of stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares, to maintain his, her or its pro rata interest, on a shareholder's percentage voting power in the Company. Holders of common stock do not have preemptive rights to purchase additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership interests.

     The Company was incorporated in 1979, and the Articles of Incorporation have not been updated significantly since that time. The Board is proposing that in addition to amending the Articles of Incorporation to authorize additional shares of stock, the Articles of Incorporation be amended to conform them to the current Texas statute by:

     o Deleting the lengthy purpose clause and replacing it with a single sentence that states, in part, that the Company is organized for the purpose of engaging in any lawful act, activity and/or business; and

     o Deleting from the exceptions to limitation on liability of directors one provision that Texas corporate law used to enumerate, relating to repurchase of shares or payment of dividends, but which it no longer enumerates as such an exception.

     Further, the Articles of Incorporation have been amended in the past but never restated. To integrate all of the past and proposed amendments into a single document, the Company intends to restate the Articles of Incorporation. The restatement of the Articles of Incorporation does not require shareholder approval. The Amended and Restated Articles of Incorporation attached hereto as Annex D will include the same provisions as are currently in effect, together with the amendment increasing the number of authorized shares of stock and the conforming amendments described in the foregoing paragraph, if adopted at the Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENTS TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF AUTHORIZED STOCK AND CONFORMING THE ARTICLES OF INCORPORATION TO CURRENT LAW.

                                   PROPOSAL 4
                     AUTHORITY TO EXTEND SOLICITATION PERIOD

     In the event the Meeting is postponed or adjourned for any reason, solicitation on any of the proposals may not continue past May 8, 2001 without this authorization. For example, under Texas law, holders of two-thirds of the outstanding shares of the Company's common stock are required to approve amendments to the Company's Articles of Incorporation. If by the Meeting date, a quorum is reached but the proposal to amend the Articles of Incorporation only has 65% of the outstanding shares voting for such proposal to amend, the proposal to amend the Articles of Incorporation would fail because the solicitation period could not be extended to solicit the additional 1.67% vote required. On the other hand, if by the Meeting date, a quorum is reached and this proposal 4 passes by a majority of the shares voting, the Meeting may be reconvened at a later time and the Company may continue to solicit additional votes until the Meeting is reconvened. Because two-thirds of the outstanding shares is a very high standard, the Board believes that it is particularly important for it to be granted the authority to extend the solicitation period if needed.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE GRANTING OF AUTHORITY TO EXTEND THE SOLICITATION PERIOD.

                                              PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the shareholdings, as of February 1, 2001 (unless otherwise indicated), of the seven current members of the Board, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                        SHARES OF COMMON STOCK
                                                                                         BENEFICIALLY OWNED AT
                                                                                          FEBRUARY 1, 2001(1)
                                                                                                          PERCENT OF
                                                                                                             CLASS
NAME OF PERSON OR GROUP                             POSITION                           NUMBER             OUTSTANDING
-----------------------                             --------                           ------             -----------
A. Earl Swift....................  Chairman of the Board and Chief
                                   Executive Officer                                   216,876               (2)
Virgil N. Swift..................  Vice Chairman of the Board                          325,641(3)            1.3%
G. Robert Evans..................  Director                                             25,500               (2)
Henry C. Montgomery..............  Director                                              4,915               (2)
Clyde W. Smith, Jr...............  Director                                             20,200               (2)
Harold J. Withrow................  Director                                             50,121               (2)
Terry E. Swift...................  President, Director                                 111,125               (2)
Joseph A. D'Amico................  Executive Vice President, Chief
                                   Operating Officer
                                                                                        62,911               (2)
Bruce H. Vincent.................  Executive Vice President--Corporate                 123,889               (2)
                                   Development and  Secretary
James M. Kitterman...............  Senior Vice President--Operations                   115,059               (2)

All executive officers and directors as a group (13 persons)..................       1,160,815               4.7%

Scudder Kemper Investments, Inc...............................................       2,188,213(4)            8.9%
345 Park Avenue
New York, New York  10154

FMR Corp .....................................................................       1,934,431(5)            7.9%
  Fidelity Low-Priced Stock Fund
  Fidelity Management and Research Company
  Edward C. Johnson 3d
  Abigail P. Johnson
    82 Devonshire Street
    Boston, Massachusetts  02109

Franklin Resources, Inc.......................................................       1,666,156(6)            6.8%
Franklin Advisers, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
  777 Mariners Island Blvd.
  San Mateo, California  94404





                                       15





Neuberger Berman Inc..........................................................       1,323,364(7)           5.4%
Neuberger Berman, LLC
Neuberger Berman Management Inc.
  605 Third Avenue
  New York, NY  10158-3698

---------------------------
[FN]
(1) Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following February 1, 2001 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - 29,260; Mr. V. N. Swift - 37,103; Mr. Evans - 10,700; Mr. Montgomery -
     2,000; Mr. Smith - 20,200;  Mr. Withrow - 33,510; Mr. T. E. Swift - 68,849;
     Mr. Vincent - 94,710; Mr. Kitterman - 80,225; Mr. D'Amico - 57,916; and all executive officers and directors as a group - 509,967.

(2)  Less than one percent.

(3) Includes 121 shares held jointly by Mr. Virgil Swift and his wife and 115,818 of the 119,400 shares held of record by a Texas family limited partnership in which Mr. Virgil Swift and his wife hold a 97% interest. Mr. Virgil Swift and his wife are both general partners of the family limited partnership and, as such, they share voting and dispositive power as to the 119,400 shares held by the family limited partnership. Consequently, Mr. Virgil Swift is deemed to beneficially own the 119,400 shares held by the partnership. Mr. Virgil Swift expressly disclaims beneficial ownership as to 3%, or 3,582, of the shares held by the partnership.

(4) Based on a Schedule 13G dated February 14, 2001 filed with the SEC to reflect shares held at December 31, 2000, Scudder Kemper Investments, Inc. ("Scudder"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed beneficial owner of 2,188,213 shares of the Company's common stock as a result of serving as an investment adviser to one or more investment companies or other managed accounts. Scudder has the sole power to dispose of and direct the disposition of all 2,188,213 shares and has sole voting power as to 1,570,600 of such shares of the Company's common stock.

(5) Based on a Schedule 13G dated February 14, 2001 filed with the SEC to reflect shares held at December 31, 2000, Fidelity Management & Research
     Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,914,831 shares or 7.85% of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 1,775,000 shares or 7.2% of the common stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the investment funds (the "Fidelity Funds") each has sole power to dispose of the 1,914,831 shares owned by the Fidelity Funds.

     Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

     Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 19,600 shares or 0.08% of the common stock outstanding of the Company as a result of its serving as investment manager of institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 19,600 shares and sole power to vote or to direct the voting of 19,600 shares of common stock owned by institutional account(s) as reported above.

     Strategic Advisers, Inc., a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers

     Act of 1940, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and does have sole dispositive power over such securities. As such, FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc.

     Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Of these, 12% are owned by Mr. Johnson 3d and 24.5% are owned by Abigail Johnson. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of the Class B shares. Accordingly, through their ownership of voting common stock of FMR Corp. and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(6) Based on a Schedule 13G dated February 9, 2001 filed with the SEC to reflect shares beneficially held at December 31, 2000, one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI") beneficially own 1,666,156 shares of the Company's common stock. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for such purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of all 1,666,156 shares.

     Beneficial ownership by investment advisory subsidiaries and other affiliates of FRI is being reported in conformity with the guidelines articulated by the SEC staff in Release No. 34-39538 (January 12, 1998) relating to organizations, such as FRI, where related entities exercise voting and investment powers over the securities being reported independently  from  each  other.  As to  the  1,666,156  shares,  Franklin
     Advisers, Inc. ("FAI"), an indirect wholly owned investment advisory subsidiary of FRI, holds sole voting and investment power which is exercised independently from FRI and from all other investment advisor subsidiaries of FRI. The clients of the Adviser Subsidiaries, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive dividends from, as well as the proceeds from, the sale of the 1,666,156 shares of the Company's common stock.

     Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries, which includes the 1,666,156 shares of the Company's common stock. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the 1,666,156 shares.

     FRI, the Principal Shareholders, and each of the Adviser Subsidiaries are of the view that they are not acting as a "group" for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by FRI subsidiaries.

(7) Based on a Schedule 13G dated February 6, 2001 filed with the SEC to reflect shares held at December 29, 2000, Neuberger Berman, LLC ("Neuberger") and Neuberger Berman Management Inc. ("Management") serve as sub-advisers and investment managers of various mutual funds and are thus deemed beneficial owners of 1,323,364 shares of the Company's common stock, which shares they hold for their clients and in which shares they have no economic interest. Of the shares beneficially owned, both Neuberger and Management share dispositive power as to all 1,323,364 shares and share voting power as to 798,290 shares of the Company's common stock. Neuberger has sole voting power as to 325,074 shares. As the parent holding company of Neuberger and Management, Neuberger Berman Inc. is also deemed beneficial owner of these shares.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are appointed annually by the Board. Information regarding A. Earl Swift, Chief Executive Officer and Chairman of the Board and Terry E. Swift, President, is set forth above under "Election of Directors--Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

     Joseph A. D'Amico, 52, was appointed Executive Vice President in August 2000 and was appointed Chief Operating Officer of the Company in January 2000. He was Senior Vice President of Exploration and Development of the Company from February 1998 to January 2000. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. Mr. D'Amico holds Bachelor of Science and Master of Science degrees in Petroleum Engineering and a Master's degree in Business Administration.

     Bruce H. Vincent, 53, has been Executive Vice President--Corporate Development and Secretary of the Company since August 2000. Previously he served as Senior Vice President--Funds Management since joining the Company in 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

     Alton D. Heckaman, Jr., 44, was appointed Senior Vice President--Finance and Chief Financial Officer in August 2000. He had previously served as Vice President and Controller from May 1993 and Assistant Vice President--Finance from March 1986 to May 1993. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

     James M. Kitterman, 56, was appointed Senior Vice President--Operations in May 1993. He had previously served as Vice President--Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

     Victor R. Moran, 45, was appointed Senior Vice President--Energy Marketing and Business Development in August 2000. From 1995, he served as Vice President--Natural Gas Marketing/Business Development. He had previously served as Director of Business Development since January 1992. Mr. Moran holds a degree in government and a Juris Doctor degree.

     David W. Wesson, 42, was appointed Controller in January 2001. He previously served as Assistant Controller--Reporting from April 1999 to January 2001, Manager, Reporting/Budget from October 1995 to April 1, 1999 and Manager, Corporate Accounting/Budget from February 1990. He joined the Company as Senior Accountant in 1988. Mr. Wesson is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of 2000) for the fiscal years ended December 31, 2000, 1999 and 1998.

                                            SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM                  ALL OTHER
                                                  ANNUAL COMPENSATION               COMPENSATION          ANNUAL COMPENSATION ($)
                                                               BONUS(1)
         NAME AND                                                                 COMMON STOCK
         PRINCIPAL                                                                 UNDERLYING          LIFE
         POSITION             YEAR      SALARY ($)     CASH ($)     STOCK ($)    OPTIONS/SARS(#)    INSURANCE ($)(2)   401(K) ($)(3)
-------------------------- ----------- -----------    -----------   ---------  ------------------- -----------------  --------------
A. EARL SWIFT                 2000       $500,004     $349,835      $     -            50,000            $32,560         $8,500
Chief Executive Officer       1999        627,278(4)   250,000            -                 -              3,804          8,000
                              1998        447,500      125,981       31,519            96,300             80,073          8,000

TERRY E. SWIFT                2000       $338,256     $117,058      $     -            42,500(5)         $11,580         $8,500
President                     1999        307,500       55,349       13,839                 -              5,709          8,000
                              1998        306,875       43,158       10,763            81,400             12,282          8,000

JOE D'AMICO                   2000       $243,945      $93,337      $     -            49,500(5)         $ 6,400         $8,500
Executive Vice President      1999        184,800       35,739        8,921                 -              4,293          8,000
& Chief Operating             1998        184,800       25,947        6,458            43,250              9,920          8,000
Officer

BRUCE H. VINCENT              2000       $233,010      $87,278      $     -            33,500(5)         $ 9,027         $8,500
Executive Vice                1999        204,000       34,036        8,464                 -              6,055          8,000
President--Corporate          1998        202,000       25,907        6,458            44,350             13,995          8,000
Development and
Secretary

JAMES M. KITTERMAN            2000       $223,700      $69,258      $     -            22,000            $11,401         $8,500
Sr. Vice President            1999        204,000       34,036        8,464                 -              8,011          8,000
Operations                    1998        202,625       26,962        6,765            44,900             17,692          8,000


[FN]
------------------------

(1) BONUS AMOUNTS REPORTED FOR 2000, 1999 AND 1998 INCLUDE BONUSES EARNED DURING THOSE YEARS, BUT ACTUALLY PAID IN THE FOLLOWING YEAR.

(2) REPRESENTS INSURANCE PREMIUMS PAID BY THE COMPANY DURING THE COVERED FISCAL YEAR WITH RESPECT TO LIFE INSURANCE FOR THE BENEFIT OF THE NAMED EXECUTIVE OFFICER.

(3) CONTRIBUTIONS BY THE COMPANY TO THE SWIFT ENERGY COMPANY EMPLOYEE SAVINGS PLAN (ONE-HALF IN CASH AND ONE-HALF IN COMPANY COMMON STOCK FOR 2000 AND 1999 AND 100% IN COMPANY COMMON STOCK FOR 1998) FOR THE ACCOUNT OF THE NAMED EXECUTIVE OFFICER.

(4) THE 1999 SALARY FOR A. EARL SWIFT INCLUDES A ONE TIME PAYMENT OF $177,278 IN ACCORDANCE WITH WRITTEN COMPANY POLICY AS REIMBURSEMENT FOR UNUSED VACATION TIME ACCUMULATED.

(5) INCLUDES STOCK OPTION GRANTS IN 2000, AS WELL AS ADDITIONAL ONE-TIME STOCK OPTION GRANTS IN 2001 FOR EXCEPTIONAL PERFORMANCE IN 2000.

EMPLOYMENT CONTRACTS

     Effective November 1, 1995, the Company entered into employment agreements with A. Earl Swift, Chief Executive Officer, Terry E. Swift, President (then Executive Vice President), Bruce H. Vincent, Executive Vice President (then Senior Vice President), Alton D. Heckaman, Senior Vice President and Chief Financial Officer (then Vice President and Controller) and James M. Kitterman, Senior Vice President. Effective February 1, 1998, the Company entered into an employment agreement with Joseph D'Amico, Executive Vice President (then Senior Vice President ) and entered into an employment agreement with Victor Moran, Senior Vice President, upon his promotion in August 2000. All of the agreements (other than that for A. Earl Swift) provide for an initial three-year term, which is automatically extended for one year on each anniversary thereof. These agreements provide for payment of six months' salary (or one year's salary after June 2001, for A. Earl Swift, plus two weeks' salary for every year of service to the Company) and continuation of medical benefits for certain periods upon termination of employment other than for "cause." The agreements can be terminated by the Company (other than for "cause") only by a majority of the continuing directors who have been directors for two years or nominated for election by a majority of continuing directors. Upon employment termination in connection with or following a change of control (as defined under "Change of Control Arrangements" above), the executives are entitled to receive 18 months' salary plus two weeks' salary for every year of service to the Company, and continuation of certain insurance coverages for certain periods. Prior to termination of employment, all outstanding stock options held by the executives vest 100%, and continue to cover the same number of shares at the same exercise prices and exercise dates.

     A. Earl Swift's amended employment agreement was amended and restated in November 2000. Under the amended terms of this agreement, Mr. Swift is to work on a full-time basis until November 2002 (or an earlier transition date after notice) under the same compensation arrangements which were in place immediately prior to November 2000. Thereafter, the agreement provides for Mr. Swift to work half time for five years for up to 46 weeks per year on specific matters designated by the Board. During this five year period, Mr. Swift's compensation will be one-half his annual base compensation at June 30, 2001, with a 4% per annum inflation adjustment, plus any bonus provided by the Board. These amounts are also payable in one lump sum, upon Mr. Swift's death or disability, discounted to present value. In the event of a change of control during the last five years of the agreement, Mr. Swift is to be paid a lump sum equal to the amounts payable during the remainder of the five year term. Mr. Swift's contract also provides for a payment during each of the last five years of the agreement to him (or his estate) of approximately $280,000 per year, in consideration of Mr. Swift's agreement not to compete with the Company for a period of up to five years.

STOCK OPTION GRANTS

     During 2000, the following stock options to the named executive officers under the Company's 1990 Stock Compensation Plan.

                              OPTION GRANTS IN 2000

                                         INDIVIDUAL GRANTS                                               GRANT DATE VALUE
----------------------------------------------------------------------------------------------------   --------------------
                              NUMBER OF
                              SECURITIES          % OF TOTAL
                              UNDERLYING        OPTIONS GRANTED       EXERCISE OR                           GRANT DATE
                               OPTIONS           TO EMPLOYEES          BASE PRICE       EXPIRATION            PRESENT
          NAME                 GRANTED          IN FISCAL YEAR           ($/SH)            DATE            VALUE ($)(1)
-------------------------  ----------------   -------------------   ----------------   -------------   --------------------
A. Earl Swift                        50,000          7.7%             $11.4375          2/7/2010             $387,150

Terry E. Swift                       25,000          3.9%              $11.4375          2/7/2010            $193,575

Joe D'Amico                          25,000          3.9%              $11.4375          2/7/2010            $193,575
                                     12,000          1.9%               21.9375          8/1/2010             195,252

Bruce H. Vincent                      9,000          1.4%              $11.4375          2/7/2010            $ 69,687
                                     12,000          1.9%               21.9375          8/1/2010             195,252

James M. Kitterman                   10,000          1.5%              $11.4375          2/7/2010            $ 77,430
                                     12,000          1.9%               21.9375          8/1/2010             195,252

-------------------

(1) Estimated present values are based on the Black-Scholes Model, a complicated mathematical formula used to value exchange-traded options. The stock options granted by the Company are long term, non-transferable and subject to vesting restrictions, while exchange-traded options are short term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model considers a number of factors, including the expected volatility of the stock, interest rates, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the following ranges of assumptions were used: daily volatility for common stock of 44.66% - 46.08%, risk-free rate of return of 5.87%
          - 6.92% and an estimated time period of 7.5 years until exercise. In each case, the risk-free rate was based on a 10 year government bond as of the grant date and no dividend yield. No adjustments were made for non-transferability or risk of forfeiture. The ultimate value of the option will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy.

OPTION VALUES

     The following table contains information concerning the number of shares acquired and value realized from the exercise of options during 2000 and the number of unexercised options held by the named executive officers at December 31, 2000.


                                                  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                                                       AND
                                                          FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SHARES OF
                                                                COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED IN-THE-
                                                                  UNEXERCISED OPTIONS                   MONEY OPTIONS
                                                                  AT YEAR END 2000                    AT YEAR END 2000(1)
                                                             -------------------------------  -------------------------------------
                              Shares
                             Acquired           Value
Name                        On Exercise        Realized       Exercisable    Unexercisable     Exercisable        Unexercisable
-------------------------  ---------------   -------------   -------------  ----------------  ---------------    ------------------

A. Earl Swift                95,745          $1,934,280         17,603            86,375         $  509,138          $1,909,741

Terry E. Swift               81,664           1,663,014         61,869            82,676          1,786,859           1,900,786

Joe D'Amico                   4,563             100,332         46,853            58,716          1,313,250           1,457,405

Bruce H. Vincent             24,200              65,926         91,591            40,310          2,658,760             981,674

James M. Kitterman           24,200             415,263         76,906            41,420          2,231,964           1,011,010

---------------------------
(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 2000 ($37.625 per share) less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Compensation Committee of the Company consisted of Messrs. Smith, Montgomery and Withrow, who are all independent directors. To the Company's knowledge, there are no inter-relationships involving members of the Compensation Committee or other directors of the Company requiring disclosure in this section of the proxy statement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Board first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987 when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

     Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

     Since late 1989, the bonus formula for the Chief Executive Officer has been based upon earnings per share and growth in oil and gas reserves, as described in detail below. Since 1995, the Compensation Committee's criteria also reflected the importance of cash flow to an oil and gas company and the
Company's increased emphasis on exploration and drilling activities to achieve growth in probable reserves, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, the bonus formula in the 1990 Stock Compensation Plan (the "1990 Plan"), the plan in effect with respect to compensation in 2000, provides for bonuses based on year-to-year increases in earnings per share, cash flow per share, proved reserves and probable reserves and an assessment of the individual's contribution over the course of the year.

COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

     The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

     BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon annual surveys provided by outside consultants on independent oil and gas companies with similar market capitalizations (the "Compensation Surveys"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth, cash flow and levels of general and administrative expenses. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive Officer, except in the case of the Chief Executive Officer, whose performance is reviewed by the Compensation Committee.

     The Compensation Surveys include companies in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Surveys are used by the Company for purposes of executive compensation comparison because they constitute a broader group than the group of companies included in the Index, and because the Compensation Surveys are comprised of companies somewhat closer in size and line of business to the Company than some of the companies included in the Index. The Index was selected in accordance with SEC rules solely for shareholder return comparison purposes because it is a published industry index.

     ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Bonuses have been awarded in the past under the 1990 Plan in the form of Performance Bonus Awards, which may be either in cash or in shares of the Company's common stock as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined under a formula that utilizes the following factors: (i) the increase in earnings per share during that year (a measure of short-term performance);
(ii) the  increase  in the cash flow per share  during  that year (a  measure of short-term  performance);  (iii) the  increase  in the  volume of the  Company's proved oil and gas reserves during that year (a measure of long-term performance); (iv) the increase in the probable oil and gas reserves during that year (a measure of long-term performance); and (v) the overall performance of that executive officer in contributing to the Company's achievement of its strategic objectives, as evaluated by the Compensation Committee. Generally, three broad categories of performance factors (short-term factors, long-term factors and individual performance factors) are given equal weight, except that the Committee may make adjustments in the bonus formula or in the performance factors considered on a uniform basis among all the executive officers (other than the Chief Executive Officer, as to whom a different adjustment may be made).

     In determining Performance Bonus Awards for 2000 (determined and paid in February 2001), the Committee considered the 38% increase in net proved reserves and the 30% increase in probable reserves as well as the increase in basic earnings per share from $1.07 in 1999 to $2.82 (before extraordinary item, $2.79 after the extraordinary item) in 2000. The Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

     Under the 1990 Plan, executive officers may receive Performance Bonus Awards of up to 35% of their base salaries, and the Chief Executive Officer may receive an award of up to 70% of his base salary. Cash awards for 2000 averaged 32.47% of executive officers' base salaries and 70% of the Chief Executive Officer's base salary. Historically, the Compensation Committee has elected to have a portion of the bonus consist of Company stock.

     The Performance Bonus Award to the Chief Executive Officer additionally differs from those awarded to the other executive officers in that the size of the Chief Executive Officer's Performance Bonus Award is more closely tied to Company performance, so that it has varied more widely from year to year than the awards to other executive officers.

     LONG-TERM STOCK-BASED INCENTIVES are provided through annual grants of incentive stock options to executives and others in the past, these option grants have been provided under the 1990 Plan and, subject to shareholder approval, will be provided in the future under the 2001 Omnibus Stock Option Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at or above the prevailing market price. Grants have always vested in equal amounts over five years.

     The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

     The Company believes that its compensation  policy described above provides
an  excellent  link  between  the  value  created  for   shareholders   and  the
compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Base  Salary.  The  Chief  Executive  Officer's  base  salary  in 2000  was
$500,004, compared to $627,278 in 1999 when $177,278 of the amounts paid represented a one-time payment as reimbursement for accrued unused vacation time, in accordance with Company policy. Thus, ignoring the one-time payment, the Chief Executive's base salary increased from $450,000 in 1999 to $500,004 in 2000. The Compensation Committee's determination was based on the factors described above under "--Compensation Criteria and Performance Measurement--Base Salary."

     Bonus. As noted in the section on "Annual Incentive Bonuses" above, in determining the Chief Executive Officer's bonus, the Compensation Committee may give a different weight to the five bonus formula performance factors than the weight used in determining bonuses for other executive officers. In determining the Chief Executive Officer's bonus, the Compensation Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Compensation Committee does not observe and supervise such performance on a day-to-day basis. For 2000, the Compensation Committee increased the Chief Executive Officer's total bonus from $250,000 in cash in 1999 to $349,835 in cash for 2000.

     Stock Options. In 2000, the Company granted the Chief Executive Officer 50,000 options to purchase shares of the Company's common stock, as explained above under "--Compensation Criteria and Performance Measurement --Long-Term Stock-Based Incentives."

     Special Option Award in 2001. In February 2001, the Company granted the Chief Executive Officer 100,000 options to purchase shares of the Company's common stock. This was a special grant in anticipation of the shift of his role after 21 years of leadership of the Company. The Compensation Committee, and the Board as a whole, believe that it is important that he remain interested in the future success of the Company. The Compensation Committee and the Board believe that the award would be effective if it was substantial enough to draw Mr. Swift's continuing interest and dedication.

     Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits deductions for compensation paid to any employee in excess of $1 million per year. The Company believes that any loss of deduction for compensation exceeding Section 162(m)'s limitations is outweighed by the flexibility it gains in not meeting the requirements of this section.

                                                 COMPENSATION COMMITTEE

                                                 Clyde W. Smith, Jr., Chairman
                                                 Henry C. Montgomery
                                                 Harold J. Withrow

FORWARD LOOKING STATEMENTS

     The statements contained in this Proxy Statement that are not historical are "forward-looking statements," as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that involve a number of risks and uncertainties. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as future net revenues from production and estimates of oil and gas reserves.

     These forward-looking statements are based on assumptions that the Company believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

    o fluctuations of the prices received or demand for oil and natural gas over time;

    o     uncertainty of reserve estimates;

    o     operating hazards;

    o     unexpected substantial variances in capital requirements;

    o     environmental matters; and

    o     general economic conditions.

     Other factors that could cause actual results to differ materially from those anticipated are discussed in the Company's Annual Report to Shareholders for the year ended December 31, 2000. The Company will not update these forward-looking statements unless the securities laws require the Company to do so.

FIVE YEAR SHAREHOLDER RETURN COMPARISON

     The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index.




[graph omitted]































                          1995       1996    1997      1998      1999      2000

Swift Energy Co           $100      $249     $193      $ 68      $105      $345
S & P 500                  100       123      164       211       255       232
D J OIL - SECONDARY        100       127      126        87       100       160
--------------------

     *"Cumulative total return" equals (i) the change in share price during the measurement period plus cumulative dividends (of which, in accordance with its dividend policy, the Company has paid none) for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in prospects made available for purchase by the Company's employees were offered on terms identical to those at which interests would otherwise have been sold to third party investors in that prospect.

     During 2000 the Company determined to discontinue its program of offering interests in prospects to its employees, and offered to repurchase from each employee interests purchased in this program, net of the amount of indebtedness, if any, owed by each such employee in connection with these investments. The Company repurchased the following interests for amounts shown: A. Earl Swift - $193,535; Terry Swift - $154,841; Virgil Swift - $390,382; Bruce Vincent - $88,005; and James M. Kitterman - $87,045. The payments were partly in cash and partly in debt cancellation. The Company engaged J.R. Butler and Company, an independent consulting firm, to appraise the fair market value of these interests. The amounts paid were based on the fair market values expressed in J.R. Butler's fairness opinion dated March 13, 2000.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee also discussed with the Company's independent auditors, Arthur Andersen LLP ("Arthur Andersen"), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1 and discussed with Arthur Andersen the independence of Arthur Andersen. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2000.

     No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.


                                                AUDIT COMMITTEE

                                                Henry C. Montgomery, Chairman
                                                G. Robert Evans
                                                Clyde W. Smith, Jr.

                         CONSIDERATION OF AUDITORS' FEES

AUDIT FEES

     Audit fees billed or expected to be billed to the Company by Arthur Andersen for its audit of the Company's annual financial statements for the year ended December 31, 2000, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC for 2000 totaled $252,980.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Arthur Andersen to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     Fees billed to the Company by Arthur Andersen during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $133,851.

     In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the SEC, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Arthur Andersen.

                                    AUDITORS

     Arthur Andersen, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 2001 and subsequent years, it is not proposed that any formal action be taken at the Meeting with respect to the continued employment of Arthur Andersen, inasmuch as no such action is legally required. A representative from Arthur Andersen will be present at this year's Meeting. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Pursuant to various rules promulgated by the SEC, a shareholder that seeks to include a proposal in the Company's proxy statement and form of proxy card for the meeting of the shareholders of the Company to be held in 2002 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to Bruce H. Vincent, Secretary, 16825 Northchase Drive, Houston, Texas 77060 no later than December , 2001. Further, a shareholder may not submit a matter for consideration at the 2001 Meeting, regardless of whether presented for inclusion in the Company's proxy statement and form of proxy card, unless the shareholder shall have timely complied with the requirements in the Company's Bylaws which set a notice deadline after which a shareholder will not be permitted to present a proposal at the Company's shareholder meetings. The Bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A notice given pursuant to this advance notice Bylaw will not be timely with respect to the Company's 2002 meeting unless duly given by no later than March 9, 2002 and no earlier than February 7, 2002.

     With respect to business to be brought before the 2001 Meeting, the Company has not received any notices from shareholders that the Company is required to include in this proxy statement.

                                     GENERAL

     The information contained in this proxy statement in the sections entitled "Election of Directors, Compensation Committee Report on Executive Compensation," "Comparative Total Returns" and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                                  By Order of the Board


                                                  BRUCE H. VINCENT
                                                  Secretary

Houston, Texas
April   , 2001

                              SWIFT ENERGY COMPANY

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2001

          The undersigned  hereby  constitutes and appoints Clyde W. Smith, Jr.,
A. Earl Swift or Terry E. Swift, or any of them, with full power of substitution and revocation of each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 8, 2001 at 4:00 p.m. Houston time, in the Marriott Hotel Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned my be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[x]           Please mark your votes as in this example.

To withhold authority to vote for any individual nominee, strike his name from the listing below.

PROPOSAL 1:         FOR  the  election  of all  nominees  for  directors  listed
                    (except as marked to the contrary); or to WITHHOLD AUTHORITY to vote for all nominees.

                                    NOMINEES:                A. Earl Swift
                                                             Henry C. Montgomery
                                                             Harold J. Withrow

                      [ ]     FOR         [ ]    WITHHELD

PROPOSAL 2:         To approve the 2001 Omnibus  Stock Option Plan and to ratify an amendment extending the Company's 1990 Stock Compensation
                    Plan;

                      [ ]     FOR         [ ]    AGAINST        [ ] ABSTAIN

PROPOSAL 3:         To approve amending the Company's  Articles of Incorporation to increase the number of authorized shares of stock from 40 million shares to 110 million shares and to conform the Articles of Incorporation to current law;

                      [ ]     FOR         [ ]    AGAINST        [ ] ABSTAIN

PROPOSAL 4:         To grant authority to extend the solicitation  period in the event the meeting is postponed or adjourned  for any reason;
                    and

                     [ ]      FOR         [ ]    AGAINST        [ ] ABSTAIN

PROPOSAL 5:         In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR ALL NOMINEES AND IN FAVOR OF PROPOSALS 2, 3 AND 4.

The undersigned hereby acknowledges receipt of the Notice of 2001 Annual Meeting of Shareholders and Proxy Statement and the 2000 Annual Report to Shareholders furnished herewith.

PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.


Signature                 Date           Signature               Date
       ------------------      ---------           ------------       ----------

NOTE: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                                                                         ANNEX A


                              Swift Energy Company
            Charter for the Audit Committee of the Board of Directors
                                  June 12, 2000


PURPOSE AND POWERS

The primary purpose of the Audit Committee (the "Committee"), by fulfilling the responsibilities below and in concert with the Board of Directors (the "Board") of Swift Energy Company (the "Company"), is to fulfill its responsibility to oversee and monitor management's conduct of the Company's financial reporting process. The financial reporting process which the Committee oversees includes the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

In discharging its oversight and monitoring role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the independent auditor is ultimately accountable only to the Board and the Committee.

The Committee shall review the adequacy of this Charter and the Committee's structure, processes and membership at a minimum on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three non-employee members of the Board elected for a one-year term. The Board shall designate a chairman. The Committee's composition will fully meet the requirements of Section 303 of the Listed Company Manual of the New York Stock Exchange, Inc.

Accordingly, all of the members will be directors who:

    o Have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    o Are financially literate or able to become so within a reasonable period of time after joining the Committee. In addition, at least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and monitoring and it recognizes that the Company's management is responsible for preparing the Company's consolidated financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including any internal audit staff, as well as the independent auditors, has more time, knowledge and more detailed information of the Company than do Committee members.

The Committee has a responsibility to be available to any employee of the Company who should desire to speak to any Committee member. Any such communications will be held in confidence by the Committee and, if indicated, will form the basis for independent investigation by the Committee.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o Review and discuss with management and the independent auditors the audited consolidated financial statements and Management's Discussion and Analysis in the Company's Annual Report to the Securities and Exchange Commission ("SEC") on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), prior to their submission to the Board of Directors and prior to filing with the SEC, and review and consider with the independent auditors the results of the annual audit and matters required to be discussed by Statement of Auditing Standards ("SAS") No.61, as amended.

o Review and discuss with management and the independent auditors the Company's interim financial results and Management's Discussion and Analysis in the Company's Quarterly Reports to the SEC on Form 10-Q (or the Quarterly Report to Shareholders if distributed prior to the filing of Form 10-Q), prior to their submission to the Board of Directors and prior to filing with the SEC, and review and consider with the independent auditors the results of the quarterly review and the matters required to be discussed by SAS No.61 , as amended. The Chair of the Committee may represent the entire Committee for purposes of this review.

o Review in conjunction with the review of all financial statements the quality of accounting principles adopted by the Company.

o Review annually with the independent auditors and/or internal auditors, if applicable, audits of the employee benefit plans to determine that there are proper Company procedures to ensure compliance with all relevant laws and regulations.

o Meet with the independent auditors without the presence of management at some point during all meetings of the Committee.

o Discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

o With respect to the independence of the independent auditors, the Committee shall:

         - Request from the independent auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1 ;

         - Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor's independence; and

         - Recommend that the Board take appropriate action to oversee the independence of the independent auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, recommend for continued retention the independent auditor and shall:

         - Review the intended scope of the annual audit, and the audit methods and principles being applied by the independent auditors and the fee arrangements proposed by the independent auditors;

         - Approve the performance of professional auditors, including audit and significant n rendered, and consider the possible effect independence of the auditors; services provided by the independent on-audit services, before such services are on the performance of such services on the

         - Require the independent auditors to perform timely reviews of the Company's interim financial information;

         - Require the independent auditor to submit to the Committee each year a management letter, which outlines weaknesses in internal controls and other matters of significance.

o The Committee shall review adequacy and performance of the finance function with respect to Audit Committee matters, including, but not limited to:

         -          Adequacy and competence of the finance organization;

         - Review of the Company's significant accounting principles, policies and practices and the quality of the accounting principles adopted;

         -          Review Company financial reporting policies and practices;

         - Review adequacy of management infom1ation systems, internal accounting and financial controls.

o The Committee shall review with both management and the independent auditor's procedures and their execution established to:

         -          Prevent  and  uncover  unlawful   political   contributions,
                    bribes,   unexplained   and   unaccounted  for  payments  to
                    intermediaries (foreign or US);

         - Ascertain whether there are any unaccounted or off -book transactions;

         - Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc ).

o        The Committee shall:

         -          Review   annually   adequacy  of  the  Company's   insurance
                    coverage;

         - Review annually the Company's asset management policies, including a review of investment policies and performance of cash and short term investments;

o The Committee shall provide a copy of the Audit Committee charter and a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

MEETINGS

The Committee shall meet at least once every quarter.

MINUTES

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision by the Board of Directors.

                                                                         ANNEX B
                              SWIFT ENERGY COMPANY
                      2001 OMNIBUS STOCK COMPENSATION PLAN


1.        PURPOSE.

          This 2001 Omnibus Stock Compensation Plan (the "Plan") is intended as an incentive to encourage stock ownership by certain officers and employees of SWIFT ENERGY COMPANY (the "Company"), or of its subsidiary corporations (the "Subsidiaries," as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time), so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.        DEFINITIONS.

          For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a) "AWARD" or "AWARDS" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

          (b) "BOARD" means the Board of Directors of the Company.

          (c) "CODE" means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

          (d) "COMMITTEE" means the Compensation Committee of the Board, or any committee of the Board performing similar functions, constituted as provided in
Section 3 of the Plan.

          (e) "COMMON STOCK" means the Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

          (f) "COMPANY" means Swift Energy Company, a Texas corporation, or any successor corporation.

          (g) "DEFERRED COMPENSATION STOCK OPTION" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is specifically designated as such.

          (h) "DISABILITY" means a total and permanent disability as defined in the Company's long-term disability plan, or if the Company has no long-term disability plan in effect at the time of a Participant's disability, "disability" shall have the meaning provided in Section 22(e)(3) of the Code.

          (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          (j) "FAIR MARKET VALUE" means at any given time on any given date (i) the highest closing price of the Common Stock on any established national exchange or exchanges for the immediately prior trading day on which there was a sale of such stock, or (ii) if the Common Stock is not listed on an established stock exchange, the mean between the closing bid and low asked quotations of the Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. for such trading date. For example, pror to closing of the market on any given business day, Fair Market Value would be the highest closing price on the preceding trading day on which there was a trade. After closing of the market on any given business day, Fair Market Value would be the highest closing price on that same day if there was a trade.

          (k)  "IMMEDIATE   FAMILY   MEMBER"  means  the  spouse,   children  or
grandchildren of a Participant.

          (l) "INCENTIVE STOCK OPTION" means any Stock Option (as defined below) that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (m) "NONQUALIFIED STOCK OPTION" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

          (n) "PARTICIPANT" means an employee of the Company or a Subsidiary, or an individual who is performing services for those entities (including a consultant to the Company, but only insofar as Nonqualified Stock Options are concerned), who from time to time shall be designated by the Committee and in all such cases who is also granted an Award under the Plan. No member of the Committee shall be eligible to be a Participant.

          (o) "PERFORMANCE BONUS AWARD" means an Award of cash and/or shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

          (p) "PLAN" means this Swift Energy Company 2001 Omnibus Stock Compensation Plan as set forth herein and as it may be hereafter amended.

          (q) "RESTRICTED AWARD" means an Award granted pursuant to the provisions of Section 8 of the Plan.

          (r) "RESTRICTED STOCK GRANT" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (s) "RESTRICTED UNIT GRANT" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (t) "STOCK APPRECIATION RIGHT" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

          (u) "STOCK OPTION" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

          (v) "SUBSIDIARY" means any corporation or entity in which the Company directly or indirectly owns stock possessing 50% or more of the total combined voting power of all classes of such corporation's stock.

          (w) "TEN PERCENT SHAREHOLDER" means a person who owns (or is considered to own after taking into account the attribution of ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.        ADMINISTRATION.

          (a) The Plan shall be administered by the Committee, as appointed from time to time by the Board. The Board may from time to time remove members from, or add members to, the Committee. The Committee shall be comprised solely of two or more members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act as it may be amended from time to time, or any successor rule.

          (b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

          (c) The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person validly claiming under or through any Participant and any Award under this Plan will be made only if the Committee decides in its sole and absolute discretion that the Participant or any persons validly claiming through any Participant is entitled to such award. In the event of a disagreement as to the interpretation of the Plan or any agreements issued hereunder as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding.

          (d) The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority to grant Awards to persons subject to Section 16 of the Exchange Act. The Committee is specifically authorized to give authority to the Company's chief executive officer within specified written limits to grant Awards to new employees of the Company in connection with their hiring, which written limits may be changed from time to time by the Committee in its sole discretion.

          (e) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan, subject to those restrictions that are set forth in Section 14 below.

          (f) The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

4.        ELIGIBILITY.

          Persons eligible for Awards under the Plan shall consist of employees (including officers, whether or not they are directors) of the Company or its Subsidiaries, or individuals performing services for these entities, who from time to time shall be designated by the Committee (including consultants to the Company, but only insofar as Nonqualified Stock Options are concerned). Any person who shall be eligible for Awards under this Plan shall not be eligible to participate in the Company's 1990 Nonqualified Stock Option Plan, as amended, provided that if a person who has been a Participant under this Plan ceases to be an employee but remains or becomes a director of the Company, then Section 10(c) shall apply to Awards held by that Participant.

5.        DURATION OF AND COMMON STOCK SUBJECT TO PLAN.

          (a) TERM. The Plan shall terminate on December 31, 2010, except with respect to Awards then outstanding, including Reload Options on Awards then outstanding.

          (b) SHARES OF COMMON STOCK SUBJECT TO PLAN. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan (the "Plan Maximum") shall be 3,500,000, subject to adjustment as provided in
Section 12 below. Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares. The following terms and conditions shall apply to Common Stock subject to the Plan:

                    (i) In no event shall more than the Plan Maximum be cumulatively available for Awards under the Plan;

                    (ii) For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations (A) the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards (regardless of vesting), and (B) the number of shares of Common Stock which equal the value of Restricted Unit Grants or Stock Appreciation Rights determined at the dates on which such Awards are granted;

                    (iii) If any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were previously subject to the Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, cash settlement or exchange; and

                    (iv) Any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan.

6.        STOCK OPTIONS.

          Stock Options granted under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options or Deferred Compensation Stock Options (collectively, the "Stock Options"). Stock Options shall be subject to the following terms and conditions, and each Stock Option shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

          (a) GRANT. Stock Options shall be granted separately. In no event will Stock Options or Awards be issued in tandem whereby the exercise of one affects the right to exercise the other. Incentive Stock Options may only be granted to persons who are employees.

          (b) STOCK OPTION PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. However, in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of the Stock Option. In the case of a Ten Percent Shareholder, the exercise price of an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

          (c) OPTION TERM. The term of each Stock Option, other than an Incentive Stock Option, shall be fixed by the Committee. The term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted, and the term of any Incentive Stock Options granted to Ten Percent Shareholders shall not exceed five (5) years after the date of the grant.

          (d) EXERCISABILITY.

                    (i) Incentive Stock Options and Nonqualified Stock Options shall be exercisable in installments as determined by the Compensation Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee shall determine at the date of grant, provided that if not otherwise determined by the Committee, Incentive Stock Options and Nonqualified Stock Options may be
          exercised as to twenty percent (20%) of the shares covered thereby beginning on the first anniversary date of the date of grant (hereinafter, "Anniversary Date"), and thereafter an additional twenty percent (20%) of shares subject to such stock options may be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in Sections 10 and 13.

                    (ii) Reload Options shall become exercisable in accordance with Section 6(i)(iii) hereof.

                    (iii) Deferred Compensation Stock Options shall become exercisable in accordance with the terms of the grant thereof as established by the Committee.

          (e) METHOD OF EXERCISE. Subject to applicable exercise restrictions set forth in Section 6(d) above, a Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice shall be accompanied by payment in full of the purchase price. The purchase price may be paid by any of the following methods, subject to the restrictions set forth in Section 6(f) hereof:

                    (i) in cash, by certified or cashier's check, by money order or by personal check (if approved by the Committee) of an amount equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates; or

                    (ii) if acceptable to the Committee, by delivery of shares of Common Stock already owned by the Participant and held by the Participant for a minimum of six months, which shares, including any cash tendered therewith, have an aggregate Fair Market Value equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates.

          (f) RESTRICTIONS ON METHOD AND TIMING OF EXERCISE. Notwithstanding the foregoing provisions, the Committee, in granting Stock Options pursuant to the Plan, may limit the timing or methods by which a Stock Option may be exercised by any person or waive all or any portion of such limits on timing or methods, and, in processing any purported exercise of a Stock Option granted pursuant to the Plan, may refuse to recognize the timing or methods of exercise selected by the Participant if, in the opinion of counsel to the Company, there is a substantial risk that such exercise could result in the violation of any then applicable rules or regulations, including federal or state securities laws. Furthermore, no Incentive Stock Option may be exercised in accordance with the method of exercise set forth in subsections 6(e)(ii) above unless, in the opinion of counsel to the Company, such exercise would not have a material adverse effect upon the incentive stock option tax treatment of any outstanding Incentive Stock Options or Incentive Stock Options (other than the particular option or options then exercised in accordance with such subsection 6(e)(ii)) which may be granted pursuant to the Plan in the future.

          (g) TRANSFERABILITY OF NONQUALIFIED STOCK OPTIONS. The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option to be on terms which permit transfer by the Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members,
(iii) a charitable trust or trusts created or controlled by the Participant,  or
(iv) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the transfer must be approved by the Committee in a manner consistent with this Section, and (z) subsequent transfers of transferred Options shall be prohibited except to a transferee to whom the Participant could have transferred the Option pursuant to this Section 6(g) or by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Option by the assignee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all purposes hereof the term
"Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original Participant, following which events the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 10.

          (h) TAX WITHHOLDING. In addition to the alternative methods of exercise set forth in Section 6(e), holders of Nonqualified Stock Options, subject to the discretion of the Committee, may be entitled to elect at or prior to the time the exercise notice is delivered to the Company, to have the Company withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option the number of shares of Common Stock (determined based on the Fair Market Value) that is necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option so long as the amount withheld does not exceed the Company's minimum statutory tax withholding attributable to the underlying transaction. If withholding is made in shares of Common Stock pursuant to the method set forth above, the Committee, in its discretion, may grant "Reload Options" (as defined and on the terms specified in Section 6(i) below) for the number of shares so withheld. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect to satisfy his or her withholding tax obligation in respect of any exercise as contemplated above if, in the opinion of counsel to the Company, there is substantial risk that such election could result in a violation of any then applicable rules or regulations, including federal or state securities law, or such withholding would have an adverse tax or accounting effect on the Company.

          (i) GRANT OF RELOAD OPTIONS. Whenever the Participant holding any Incentive Stock Option or Nonqualified Stock Option (the "Original Option") outstanding under this Plan (including any "Reload Options" granted under the provisions of this Section 6(i)) exercises the Original Option and makes payment of the option price by tendering shares of the Common Stock previously held by him or her pursuant to Section 6(e)(ii) hereof, then the Committee may grant a reload option (the "Reload Options") for that number of additional shares of Common Stock which is equal to the number of shares tendered by the Participant in payment of the option price for the Original Option being exercised. All such Reload Options granted hereunder shall be on the following terms and conditions:

                    (i) The Reload Option price per share shall be an amount equal to the then current Fair Market Value per share of the Common Stock, determined as of the time and date of the Company's receipt of the exercise notice for the Original Option;

                    (ii) The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or two (2) years from the date of the grant of the Reload Option, whichever is later, provided that no Reload Option shall remain exercisable more than ten (10) years from the date of grant of the Original Option;

                    (iii) Any Reload Option granted under this Section 6(i) shall vest and first become exercisable one (1) year following the date of exercise of the Original Option; and

                    (iv) All other terms of Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option.

Even if the shares of Common Stock which are issued upon exercise of the Original Option are sold or exchanged within one (1) year following the exercise of the Original Option such that the sale constitutes a disqualifying disposition for Incentive Stock Option treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

          (j) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all stock option plans of the Company or its Subsidiaries shall not exceed one hundred thousand dollars ($100,000). The Fair Market Value of any Common Stock shall be determined as of the time the option with respect to such stock is granted or such other time as may be required by Section 422(d) of the Code, as such section of the Code may be amended from time to time.

          (k) DEFERRED COMPENSATION STOCK OPTIONS. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

         Amount of Compensation to be Deferred                = Number of Shares
         --------------------------------------
         Fair Market Value - Stock Option Exercise Price

Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program, or arrangement of the Company as permitted by the Committee.

          (l) INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code. To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

                    (i) to the extent that any portion of any Incentive Stock Option that first becomes exercisable during any Calendar Year exceeds the $100,000 limitation contained in Section 422(d) of the Code set forth in Section 6(j) above, such excess portion shall be treated as a Nonqualified Stock Option; and

                    (ii) if the vesting period or exercisability of an Incentive Stock Option is accelerated, any portion of such Option that exceeds the $100,000 limitation set forth in Section 6(j) above shall be treated as a Nonqualified Stock Option.

7.        STOCK APPRECIATION RIGHTS.

          The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

          (a) STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

          (b) GRANT. A Stock Appreciation Right shall be granted separately. In no event will Stock Appreciation Rights and other Awards be issued in tandem whereby the exercise of one such Award affects the right to exercise the other.

          (c) EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be exercisable prior to the first Anniversary Date of the date of grant. To the extent, in the opinion of counsel, it would not subject such Participant to a substantial risk of liability under Section 16 of the Exchange Act, the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.

          (d) FORM OF PAYMENT. Payment to a Participant upon exercise of a Stock Appreciation Right may be made (i) in cash, by certified or cashier's check or by money order, (ii) in shares of Common Stock, (iii) in the form of a Deferred Compensation Stock Option, or (iv) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, or with respect to payments contemplated in clauses (i) and (ii) above, at the time of the exercise.

8.        STOCK GRANTS AND RESTRICTED AWARDS

          Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          (a) RESTRICTED STOCK GRANTS. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Section 8 (d) below. Further, as a condition to the grant of Restricted Stock to any Participant who, at the date of grant has not been employed by the Company and has not performed services for the Company, the Committee shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock subject to the Restricted Stock Grant within thirty (30) days of the date of the grant, and failure to pay such amount shall result in an automatic termination of the Restricted Stock Grant.

          (b) RESTRICTED UNIT GRANTS. A Restricted Unit Grant is an Award of units granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that such Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of the units. Subject to the discretion of the Committee at the time a Restricted Unit Grant is awarded to a Participant, a unit will have a value (i) equivalent to one share of Common Stock, or (ii) equivalent to the excess of the Fair Market Value of a share of Common Stock on the date the restriction lapses over the Fair Market Value of a share of Common Stock on the date of the grant of the Restricted Unit Grant (or over such other value as the Committee determines at the time of the grant).

          (c) GRANT OF AWARDS. Restricted Awards shall be granted separately under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards, however, may not be granted in tandem with other Awards whereby the exercise of one such Award affects the right to exercise the other. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a
Restricted Stock Grant shall be issued a stock certificate in respect of the shares of Common Stock. The certificate shall be registered in the name of the Participant, shall be accompanied by a stock power duly executed by the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

          (d) RESTRICTION PERIOD. Restricted Awards shall provide that in order for a Participant to vest in the Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons, for a period of not less than one (1) year commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be, along with a return of the stock power executed by the Participant once the restriction has fully lapsed. Upon termination of a Participant's employment with the Company or any Subsidiary for any reason during the Restriction Period, all or a portion of the shares or units, as applicable, that are still subject to a restriction may vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (e) PAYMENT OF AWARDS. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the units covered by the Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, by certified or cashier's check or by money order, (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, (iii) in the form of a Deferred Compensation Stock Option, or (iv) in any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Award is granted, or with respect to payments contemplated in clause (i) and (ii) above, at the time the Award is settled.

          (f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

          (g) GRANTS OF SHARES OF COMMON STOCK. The Committee may, in its discretion, grant shares of Common Stock to a Participant under this Plan, with or without restrictions, vesting requirements and/or conditions, such direct grants of shares to come from the Company's authorized but unissued shares or treasury shares available from time to time. As a condition to the grant of shares of Common Stock to any Participant who at the date of grant has not been employed by the Company and has not performed services for the Company, the Committee shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock to be granted that Participant.

9.        PERFORMANCE BONUS AWARDS.

          Performance Bonus Awards granted under this Plan may be in the form of cash or shares of Common Stock, or a combination thereof. If a Performance Bonus Award is a combination of cash and shares of Common Stock, the portion of the Performance Bonus Award comprised of cash and the portion comprised of shares of Common Stock will be determined by the Committee based upon the Committee's judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals. Performance Bonus Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express provisions of this Plan, in such form as the Committee shall deem desirable:

          (a) GRANT OF AWARDS. To the extent granted, Performance Bonus Awards will be granted on the basis of Company performance ("Company Performance"), as well as the Committee's judgment as to each Participant's contribution to Company Performance ("Individual Performance"). As of the date of adoption of this Plan, Company Performance is analyzed in terms of the following Company-wide performance factors ("Company Factors"): (i) short- term results as measured by year-to-year increases in earnings per share and year-to-year increases in cash flow and (ii) long-term results as measured by changes in the year-end volume of the proved oil and gas assets of the Company and changes in the year-end probable reserves. In addition to the measures of performance set forth above, the Committee will evaluate and rate the Individual Performance of each of the Participants. As of the date of adoption of this Plan, Individual Performance is based upon the following individual performance factors ("Individual Factors"): (i) the individual Participant's performance in achieving either or both of the Company's overall strategic objectives or the objectives of the individual Participant's department or group within the Company and (ii) the Committee's determination in its discretion of the extent to which the Participant's individual performance merits a bonus. The Committee is specifically authorized to add to, modify or eliminate the Company Factors and/or Individual Factors, the elements thereof, or their weighting from year to year (or if necessary in exceptional circumstances in mid-year). If the Committee does not modify the Company Factors and/or Individual Factors in a given year, then the previously existing factors shall continue to apply. The Committee may consider other factors as well when it considers such other factors to be appropriate.

          (b) PERFORMANCE FACTORS. The Committee shall evaluate the Company Factors and Individual Factors for a particular calendar year ("Performance Factors") in determining a Participant's Performance Bonus Award. As of the date of adoption of this Plan, these Performance Factors were:

                    (1) SHORT TERM COMPANY FACTOR. The short-term Company Factor shall be the average of the percentage increases from year to year in those particular criteria determined by the Committee to reflect the short-term results of the Company's operations.

                    (2) LONG TERM COMPANY FACTOR. The long term Company Factor shall be the average of the percentage increases from year to year in those particular criteria determined by the Committee to reflect the long-term results of the Company's operations.

                    (3) INDIVIDUAL FACTORS. The Committee, in consultation with the CEO (except when the CEO is the Participant being evaluated), shall evaluate (i) the overall performance of each Participant in contributing to the Company's achievement of its strategic objectives or the objectives of the individual Participant's department or group within the Company and (ii) in the Committee's sole discretion, the extent to which a Participant's individual performance merits a bonus.

These Performance Factors may be modified by the Committee in its discretion from time to time.

          (c) DETERMINATION OF PERFORMANCE BONUS AWARDS. After final annual Company financial results are available, the CEO shall make his recommendations as to personnel to be Participants in the Performance Bonus Award for the Participants other than himself, based on the Performance Factors, and the CEO shall provide supporting documentation for his recommendations. Except as provided elsewhere herein, using this and other information the Committee deems appropriate, the Committee shall determine each Participant's Performance Bonus Award.

          (d) COMMITTEE DISCRETION. The Committee will determine its recommendations as to actual Performance Bonus Awards taking into account the overall circumstances of the Company. When, in the Committee's judgment, performance is exceptionally strong, the Committee may recommend Performance Bonus Awards which vary from the Performance Bonus Awards calculated using the criteria and performance factors set out in Section 9(a) above.

10.       TERMINATION OF EMPLOYMENT.

          The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee, except as otherwise provided herein. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code and as otherwise provided in Section 6 above, provided that the Committee, in its sole discretion, may change, by any agreement approved by the Committee, the post-termination rights of a Participant, including accelerating the dates upon which all or a portion of any outstanding unexercised Stock Option held by a Participant may become vested or be exercised following such termination of employment.

          (a) TERMINATION BY DEATH. Subject to Section 6(l), if a Participant's employment by the Company or any Subsidiary terminates by reason of the Participant's death or if the Participant's death occurs within three months after the termination of his or her employment, any Award held by such Participant immediately prior to the date of his or her death may thereafter be exercised, to the extent such Award otherwise was exercisable by the Participant immediately prior to the date of his or her death, by the legal representative of the Participant's estate or by any person who acquired the Award by will or the laws of descent and distribution, for a period of one year from the date of his or her death or until the expiration of the stated term of the Award, whichever period is the shorter, provided, however, that the Committee, in its discretion may specifically provide, either in any agreement providing for an Award or in any employment contract or any other agreement approved by the Committee, for the acceleration of the vesting and/or right of exercise under any Award held by a Participant immediately prior to the date of his or her death. Any right of exercise under an Award held by the Participant that, after termination is not then vested and exercisable shall be terminated and extinguished.

          (b) TERMINATION BY REASON OF DISABILITY. Subject to Section 6(l), if a Participant's employment by the Company or Subsidiary terminates by reason of Disability, any Award held by such Participant immediately prior to the date of his or her Disability may thereafter be exercised by the Participant, to the extent such Award otherwise was exercisable by the Participant immediately prior to the date of his or her Disability for a period of one year from the date of such termination of employment by reason of Disability, or until the expiration of the stated term of such Award, whichever period is shorter; provided, however, that if the Participant dies within such one-year period, any unexercised Award held by such Participant shall thereafter be exercisable to the extent to which it was exercisable immediately prior to the date of such death for a period of one year from the date of his or her death or until the expiration of the stated term of such Award, whichever period is shorter; and provided further, that the Committee may, in its discretion specifically provide, either in any agreement providing for an Award or in any employment contract or any other agreement approved by the Committee for the acceleration of the vesting and/or right of exercise under an Award held by a Participant immediately prior to the time of termination of employment by reason of his or her Disability. Any right of exercise under an Award held by the Participant that, after termination is not then vested and exercisable shall be terminated and extinguished.

          (c) OTHER TERMINATION. Subject to Section 6(l), if a Participant's employment by the Company or any Subsidiary is terminated for any reason other than retirement, death or disability, any Award held by the Participant immediately prior to the date of his or her termination shall be exercisable, to the extent otherwise then exercisable, for the lesser period of three (3) months from the date of such termination or the balance of the term of the Award, and any right of exercise under any Award held by a Participant immediately prior to the time of his or her termination that is not vested immediately after such date of termination, shall be terminated and extinguished; provided, however, that the Committee, in its discretion may specifically provide that, for Awards held prior to the termination, vesting and/or exercise may be accelerated at or prior to the time of termination, for a period which may not exceed the original term of such Award, either in any agreement providing for an Award, or in any employment contract or any other agreement approved by the Committee; provided, however, that upon termination of employment, if the Participant continues to serve, or commences serving, as a director of the Company, then in such event any Awards may continue to be held by the Participant under the original terms thereof, with such modifications as the Committee may determine in its discretion, with any Incentive Stock Options held by such Participant to henceforth be treated as Nonqualified Stock Options.

          (d) GENERAL PROVISIONS. Unless otherwise specifically provided herein, the Committee shall have the following discretion regarding the treatment of outstanding Stock Options upon termination of employment:

                    (i) Any Stock Option outstanding at the time of a Participant's retirement, termination of employment, Disability or death shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the documents evidencing the grant of any Stock Option or in an employment agreement with such Participant, provided that no Stock Option shall be exercisable more than ten (10) years from the date of grant of the Original Option;

                    (ii) The Committee shall have complete discretion, exercisable either at the time a Stock Option is granted or any time while the Stock Option remains outstanding, to extend the period of time for which the Stock Option is to remain exercisable following a Participant's termination of employment from the limited exercise period otherwise in effect for that Stock Option to such greater period of time as the Committee shall deem appropriate, but in no event to a date which is more than ten (10) years from the date of grant of the Original Option;

                    (iii) The Committee shall have the complete discretion to permit a Stock Option to be exercised following a Participant's retirement, termination of employment, Disability or death not only with respect to the number of Stock Options which are then fully vested but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in the Company's employment.

11.       NON-TRANSFERABILITY OF INCENTIVE STOCK OPTIONS.

          No Incentive Stock Option under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Incentive Stock Option by the assignee.
During the lifetime of a Participant, Incentive Stock Options are exercisable only by, and settlements of Incentive Stock Options made to such Participant or his or her legal representative.

12.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

          (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, Common Stock, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          (b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, the Board, in its discretion, may make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (ii) the number of shares of Common Stock covered by each outstanding Award, and (iii) the price per share in respect of the outstanding Awards. Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Common Stock for which Awards may be granted under the Plan solely to reflect the changes, if any, of the capitalization of the Company or a Subsidiary.

          (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

13.       CHANGE OF CONTROL.

          (a) In the event of a Change of Control (as defined in Paragraph (b) below) of the Company, and except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control:

                    (i) All Stock Options or Stock Appreciation Rights then outstanding shall become fully vested and exercisable as of the date of the Change of Control; and

                    (ii) All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change of Control;

provided that unless otherwise expressly permitted in an employment agreement or other agreement between a Participant and the Company which is approved by the Compensation Committee of the Board, any Award which has been outstanding less than one (1) year on the date of the Change of Control shall not be afforded such treatment.

          (b) A "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers or directors, or a benefit plan or trust established by the Company for its employees:

                    (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

                    (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

                    (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

                    (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company), and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding Awards upon the occurrence of an Offer shall be within the discretion of the Board.

14.       AMENDMENT AND TERMINATION.

          (a) AMENDMENTS WITHOUT SHAREHOLDER APPROVAL. Except as set forth in Sections 14(b) and 14(c) below, the Board may, without further approval of the shareholders, at any time amend, alter, discontinue or terminate this Plan, in such respects as the Board may deem advisable.

          (b) AMENDMENTS REQUIRING SHAREHOLDER APPROVAL.  Except as set forth in
Section 14(c) below, subject to changes in law or other legal requirements (including any change in the provisions of the Code and accompanying regulations that would permit otherwise), the Board must obtain approval of the shareholders to make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 of the Plan), (b) materially modify the requirements as to eligibility for participation in the Plan or materially decrease the benefits to Participant, or (c) be required to be approved by the shareholders under any law, rule or regulation or any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded.

          (c) PROHIBITED AMENDMENTS. Notwithstanding Sections 14(a) and 14(b), under no circumstances may the Board or Committee (i) amend, alter, discontinue or terminate the requirements set forth in Sections 6(b), 6(c), 6(j) or 6(l) with respect to Incentive Stock Options unless (a) such modifications are made to comply with changes in the tax laws, or (b) the Plan is completely terminated, or (ii) make any amendment, alteration or modification to the Plan that would impair the vested rights of a Participant under any Award theretofore granted under this Plan.

15.       MISCELLANEOUS MATTERS.

          (a) TAX WITHHOLDING. In addition to the authority set forth in Section 6(h) above, the Company shall have the right to deduct from a Participant's wages or from any settlement, including the delivery of shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Participant at any time, with or without cause.

          (c) SECURITIES LAW RESTRICTIONS. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

          (d) AWARD AGREEMENT. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee, in its sole discretion, shall determine.

          (e) COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

          (f) GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

          (g) EFFECTIVE DATE. This Plan, having been approved by the non-employee Board members on February 21, 2001, is effective as of January 1, 2001, and is to be submitted to the Company's shareholders for approval. If the Company's shareholders do not approve this Plan, this Plan will remain in force and effect, but no Awards granted under this Plan will be treated as Incentive Stock Options.

                                     SWIFT ENERGY COMPANY, a Texas corporation




                                     Clyde W. Smith, III, Chairman, Compensation
                                     Committee

                                                                         ANNEX C

                                AMENDMENT TO THE
                              SWIFT ENERGY COMPANY
                          1990 STOCK COMPENSATION PLAN
               (AS LAST AMENDED AND RESTATED AS OF MAY 13, 1997)


         Amendment made as of this 9th day of May, 2000, by Swift Energy Company, a Texas corporation (the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company maintains the Swift Energy Company 1990 Stock Compensation Plan (as last amended and restated as of May 13, 1997) (the "Plan"); and

         WHEREAS, the Plan provides for granting of options only through April 1, 2000, except with respect to Awards then outstanding; and

         WHEREAS, the Company desires to allow ungranted options reserved under the Plan to continue to be granted through December 31, 2000; and

         WHEREAS, the Plan may be amended by the Company pursuant to Section 14(a) of the Plan, and the Company desires to amend the Plan:

         NOW, THEREFORE, effective on May 9, 2000, the Plan shall read as follows:

    1. Existing Section 5(a) is deleted in its entirety, and the following is substituted in its place:

          "(a) TERM. The Plan shall terminate on December 31, 2000, except with respect to Awards then outstanding."

         IN WITNESS WHEREOF, this Amendment has been executed effective as of the day and year first above written.

                              SWIFT ENERGY COMPANY



                              By: /s/ A. Earl Swift
                              A. Earl Swift
                              Chief Executive Officer

                                                                         ANNEX D

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              SWIFT ENERGY COMPANY

                               A TEXAS CORPORATION

                                   ARTICLE I

          The  name  of  this   corporation   is  Swift   Energy   Company  (the
"CORPORATION").

                                   ARTICLE II

          The period of the Corporation's duration is perpetual.

                                  ARTICLE III

          The Corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

          The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 110 million shares, consisting of
(a) 100 million shares of Common Stock, par value $.01 per share ("Common Stock"), and (b) 10 million shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

          The Board of Directors shall issue Preferred Sock from time to time at its option for such consideration and pursuant to such terms and conditions as it may decide. The Board of Directors shall determine the relative rights and preferences of the Preferred Stock and Common Stock and may, at its option, divide such Preferred Stock into series and determine variations, if any, between any series so established.

                                   ARTICLE V

          No shareholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                   ARTICLE VI

          The address of the Corporation's registered office is 16825 Northchase Drive, Suite 400, Houston, Texas 77060, and the name of its registered agent at such address is Terry E. Swift.

                                  ARTICLE VII

          The number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation. The number of directors constituting the present Board of Directors is seven (7), and the names and addresses of such persons who are to serve as directors until each of his/her successors is elected and qualified are:

        NAME                                               ADDRESS

   G. Robert Evans                             16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060
   Henry C. Montgomery                         16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060
   Clyde W. Smith, Jr.                         16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060
   A. Earl Swift                               16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060
   Terry E. Swift                              16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060
   Virgil N. Swift                             16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060
   Harold J. Withrow                           16825 Northchase Drive, Suite 400
                                               Houston, Texas  77060

                                  ARTICLE VIII

          The right to cumulate votes in the election of directors is hereby expressly denied.

                                   ARTICLE IX

          Except as may otherwise be provided in the Bylaws, the Board of Directors of this Corporation is expressly authorized to alter, amend, or repeal the Bylaws or to adopt new bylaws of this Corporation without any action on the part of the shareholders; but the bylaws made by the directors and the powers so conferred may be altered or repealed by the shareholders.

                                   ARTICLE X

          Pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, as amended, no member of the Board of Directors of the Corporation shall be liable, personally or otherwise, in any way to the Corporation or its shareholders for monetary damages caused in any way by an act or omission occurring in the director's capacity as a director of the Corporation, except that this Article does not eliminate or limit liability of a director to the extent that the director is found liable for:

(1) a breach of a director's duty of loyalty to the Corporation or its shareholders;

(2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(3) a transaction from which the director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office; or

(4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                   ARTICLE XI

          The Corporation shall have the obligation or power, as may be applicable under the Corporation's Bylaws, to indemnify its officers, directors, employees and agents for costs and expenses incurred by such persons in connection with certain legal proceedings, and to purchase and maintain liability insurance for those persons, as provided in the Corporation's Bylaws and any future amendments thereto, and to the full extent permitted by the applicable laws of the State of Texas and any future amendments thereto.

                                  ARTICLE XII

          Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such consent or consents shall be in such form and shall be delivered to the Corporation in such manner as specified in Article 9.10A. of the Texas Business Corporation Act, as amended, or similar successor provision.